UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement.

On February 28, 2006, following arms-length negotiations, the five-year managed care agreement that Medco Health Solutions, Inc. (the “Company”) had entered into as of July 2002 with Merck & Co., Inc. (“Merck”), while it was a wholly-owned subsidiary of Merck, was terminated as of April 1, 2006. Effective April 1, 2006, the managed care agreement will be replaced with a rebate agreement that is comparable to the customary rebate agreements the Company has entered into with other major pharmaceutical manufacturers in the ordinary course of its business. The liquidated damages provisions contained in the managed care agreement, under which the Company could have been required to pay liquidated damages if the Company’s Merck-related market share declined below specified levels, will no longer apply.

A description of the now-terminated managed care agreement with Merck is contained under the caption “Relationships Between Our Company And Merck & Co., Inc. - Agreements Between Us and Merck -Managed Care Agreement” in the Company’s Amendment No. 5 to Form 10, filed August 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: March 6, 2006	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary